EXHIBIT 99.3
REALNETWORKS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of RealNetworks, Inc. and Subsidiaries (RealNetworks) and WiderThan Co., Ltd. (WiderThan) after giving effect to our acquisition (Acquisition) of WiderThan and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. We acquired a majority ownership, 94.6% of WiderThan effective October 31, 2006, and owned 99.7% of WiderThan as of November 28, 2006.
     The unaudited pro forma condensed combined balance sheet of RealNetworks and WiderThan as of September 30, 2006 is presented as if the Acquisition had occurred on September 30, 2006. The unaudited pro forma condensed combined statement of operations of RealNetworks and WiderThan for the nine months ended September 30, 2006 is presented as if the Acquisition had taken place on January 1, 2005. The unaudited pro forma condensed combined statement of operations of RealNetworks and WiderThan for the year ended December 31, 2005 is presented as if the Acquisition had taken place on January 1, 2005.
     The unaudited pro forma condensed combined financial statements have been prepared as if we own 100% of WiderThan as of September 30, 2006 for the unaudited pro forma condensed combined balance sheet and as of January 1, 2005 for the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005, as the minority interest liability and expense became immaterial upon our acquisition of 99.7% of WiderThan effective November 28, 2006.
     The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of an independent third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to the fair value of accounts receivable, deferred costs, equipment, software, and leasehold improvements, identifiable intangible assets, certain accrued expenses, deferred revenue, deferred tax assets and liabilities, and goodwill.
     The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of RealNetworks in our annual reports on Form 10-K and quarterly reports on Form 10-Q. The unaudited pro forma condensed combined financial statements should also be read in conjunction with the historical consolidated financial statements and accompanying notes of WiderThan in its annual report on Form 20-F for the year ended December 31, 2005.

REALNETWORKS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(In thousands)

			Pro Forma
	Historical		Adjustments		Pro Forma
	RealNetworks	WiderThan	(Note 3)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$693,057	$66,854	$(336,887)	A	$423,024
Short-term investments	151,745	29,598	—		181,343
Trade accounts receivable, net	24,481	31,437	4,287	B	60,205
Deferred tax assets, current portion	7,046	709	(1,559)	G	6,196
Deferred costs	—	4,798	(4,798)	B	—
Prepaid expenses and other current assets	11,488	7,307	—		18,795

Total current assets	887,817	140,703	(338,957)		689,563

Equipment, software, and leasehold improvements, net	34,455	11,864	313	C	46,632
Restricted cash equivalents	17,300	—	—		17,300
Equity investments	26,269	—	—		26,269
Other assets	4,177	9,946	(5,692)	B	8,431
Deferred tax assets, non-current portion	15,967	—	549	G	16,5176
Other intangible assets, net	7,386	2,128	96,072	D	105,586
Goodwill	132,789	19,936	154,371	E	307,096

Total assets	$1,126,160	$184,577	$(93,344)		$1,217,393

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,905	$23,283	$—		$38,188
Accrued and other liabilities	72,105	16,109	22,634	F	110,848
Deferred revenue, current portion	25,469	3,011	(2,943)	B	25,537
Deferred tax liabilities, current portion	—	—	4,784	G	4,784
Accrued loss on excess office facilities, current portion	4,053	—	—		4,053

Total current liabilities	116,532	42,403	24,475		183,410

Deferred revenue, non-current portion	340	1,962	(1,962)	B	340
Accrued loss on excess office facilities, non-current portion	11,323	—	—		11,323
Deferred rent	4,472	—	—		4,472
Deferred tax liabilities, non-current portion	—	997	21,790	G	22,787
Convertible debt	100,000	—	—		100,000
Other long-term liabilities	1,679	1,568	—		3,247

Total liabilities	234,346	46,930	44,303		325,579

Shareholders’ equity:
Common stock	161	8,871	(8,871)	H	161
Additional paid-in-capital	760,347	89,899	(89,899)	H	760,347
Accumulated other comprehensive income	15,597	14,712	(14,712)	H	15,597
Retained earnings	115,709	24,165	(24,165)	H	115,709

Total shareholders’ equity	891,814	137,647	(137,647)		891,814

Total liabilities and shareholders’ equity	$1,126,160	$184,577	$(93,344)		$1,217,393

See notes to unaudited pro forma condensed combined financial statements.

REALNETWORKS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(In thousands, except per share data)

			Pro Forma
	Historical		Adjustments		Pro Forma
	RealNetworks	WiderThan	(Note 3)		Combined
Net revenue:
License fees	$68,014	$—	$—		$68,014
Service revenue	201,673	93,754	(2,298)	B	293,129

Total net revenue	269,687	93,754	(2,298)		361,143

Cost of revenue:
License fees	28,865	—	—		28,865
Service revenue	52,923	42,846	2,737	K	98,506

Total cost of revenue	81,788	42,846	2,737		127,371

Gross profit	187,899	50,908	(5,035)		233,772

Operating expenses:
Research and development	55,127	11,926	1	K	67,054
Sales and marketing	111,604	9,711	7,889	K	129,204
General and administration	41,586	19,025	(5,202)	K	55,409
Loss on excess office facilities	738	—	—		738

Subtotal operating expenses	209,055	40,662	2,688		252,405
Antitrust litigation benefit, net	(159,554)	—	—		(159,554)

Total operating expenses, net	49,501	40,662	2,688		92,851

Operating income	138,398	10,246	(7,723)		140,921

Other income, net	30,696	2,852	(11,651)	M	21,897

Income before income taxes	169,094	13,098	(19,374)		162,818

Income tax provision	(63,180)	(6,405)	5,386	N	(64,199)

Net income	$105,914	$6,693	$(13,988)		$98,619

Basic net income per share	$0.66	$0.34			$0.61

Diluted net income per share	$0.59	$0.33			$0.55

Shares used to compute basic net income per share	160,466	19,807			160,466

Shares used to compute diluted net income per share	178,551	20,231			178,551

See notes to unaudited pro forma condensed combined financial statements.

REALNETWORKS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share data)

			Pro Forma
	Historical		Adjustments		Pro Forma
	RealNetworks	WiderThan	(Note 3)		Combined
Net revenue:
License fees	$80,785	$—	$—		$80,785
Service revenue	244,274	101,417	(3,064)	B	342,627

Total net revenue	325,059	101,417	(3,064)		423,412

Cost of revenue:
License fees	33,770	—	—		33,770
Service revenue	64,479	49,295	4,195	L	117,969

Total cost of revenue	98,249	49,295	4,195		151,739

Gross profit	226,810	52,122	(7,259)		271,673

Operating expenses:
Research and development	70,731	13,721	153	L	84,605
Sales and marketing	130,515	11,173	10,621	L	152,309
General and administration	50,697	15,875	204	L	66,776

Subtotal operating expenses	251,943	40,769	10,978		303,690
Antitrust litigation benefit, net	(422,500)	—	—		(422,500)

Total operating expenses (benefit), net	(170,557)	40,769	10,978		(118,810)

Operating income	397,367	11,353	(18,237)		390,483

Other income, net	32,176	1,015	(8,567)	M	24,624

Income before income taxes	429,543	12,368	(26,804)		415,107

Income tax provision	(117,198)	(3,791)	7,452	N	(113,537)

Net income	$312,345	$8,577	$(19,352)		$301,570

Accretion of preferred shares	—	(1,354)	1,354	O	—
Amounts allocated to participating preferred shareholders	—	(1,807)	1,807	O	—

Net income attributable to common shareholders	$312,345	$5,416	$(16,191)		$301,570

Basic net income per share	$1.84	$0.49			$1.77

Diluted net income per share	$1.70	$0.49			$1.64

Shares used to compute basic net income per share	169,986	10,959			169,986

Shares used to compute diluted net income per share	184,161	11,081			184,161

See notes to unaudited pro forma condensed combined financial statements.

REALNETWORKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1. Basis of Pro Forma Presentation
     The unaudited pro forma condensed combined balance sheet as of September 30, 2006 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2006 and for the year ended December 31, 2005 are based on the historical financial statements of RealNetworks, Inc. and Subsidiaries (RealNetworks) and WiderThan Co., Ltd. (WiderThan) after giving effect to our acquisition (Acquisition) of WiderThan and the assumptions and adjustments described in the notes herein. Certain historical WiderThan balances have been reclassified to conform to RealNetworks’ balance sheet presentation. Additionally, certain cost and expenses of WiderThan for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been reclassified to conform to RealNetworks’ classification and presentation of such costs and expenses with no impact on operating income or net income. There were no transactions between RealNetworks and WiderThan during the periods presented.
     The unaudited pro forma condensed combined balance sheet of RealNetworks and WiderThan as of September 30, 2006 is presented as if the Acquisition occurred on September 30, 2006 and combines the historical balance sheet for RealNetworks and WiderThan at September 30, 2006.
     The unaudited pro forma condensed combined statement of operations of RealNetworks and WiderThan for the nine months ended September 30, 2006 is presented as if the Acquisition had taken place on January 1, 2005 and combines the historical results of RealNetworks and WiderThan for the nine months ended September 30, 2006.
     The unaudited pro forma condensed combined statement of operations of RealNetworks and WiderThan for the year ended December 31, 2005 is presented as if the Acquisition had taken place on January 1, 2005 and combines the historical results of RealNetworks and WiderThan for the year ended December 31, 2005.
     The unaudited pro forma condensed combined financial statements have been prepared as if we own 100% of WiderThan as of September 30, 2006 for the unaudited pro forma condensed combined balance sheet and as of January 1, 2005 for the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005, as the minority interest liability and expense became immaterial upon our acquisition of 99.7% of WiderThan effective November 28, 2006.
     The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon a preliminary valuation. The estimated fair values of certain assets and liabilities have been determined with the assistance of an independent third-party valuation firm and such firm’s preliminary work. Our estimates and assumptions are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation which are not yet finalized relate to the fair value of accounts receivable, deferred costs, equipment, software, and leasehold improvements, identifiable intangible assets, certain accrued expenses, deferred revenue, deferred tax assets and liabilities, and goodwill.
     The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of RealNetworks in our annual reports on Form 10-K for the year ended December 31, 2005 and quarterly reports on Form 10-Q. The unaudited pro forma condensed combined financial statements should also be read in conjunction with the historical consolidated financial statements and accompanying notes of WiderThan in its annual report on Form 20-F for the year ended December 31, 2005.
Note 2. WiderThan Co., Ltd. Acquisition
     Pursuant to our Combination Agreement with WiderThan Co., Ltd. a company with limited liability organized under the laws of the Republic of Korea, dated September 12, 2006, we acquired approximately 94.6% and 99.7% of the outstanding common shares and American Depository Shares (ADSs) of WiderThan for $17.05 per common share and per ADSs in cash effective October 31, 2006 and November 28, 2006, respectively. We will include 100% of the financial results of WiderThan in our consolidated financial statements beginning October 31, 2006 and account for the minority interest as a reduction of our income which is expected to be immaterial.

REALNETWORKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
     Our acquisition of WiderThan has been accounted for as a business combination. Assets acquired and liabilities assumed will be recorded at their fair values as of October 31, 2006. The total preliminary purchase price of $342.7 million, including direct acquisition costs, is comprised of the following (in thousands):

Acquisition of the outstanding common shares of WiderThan (19.7 million shares at $17.05 per share)	$336,652
Preliminary direct acquisition costs	6,036

Total preliminary purchase price	$342,688

     Preliminary direct acquisition costs include legal and accounting fees and other costs directly related to the Acquisition.
     The total preliminary purchase price has been allocated to WiderThan’s net tangible and identifiable intangible assets based on their estimated fair values as of September 30, 2006. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Based on the preliminary valuation, the total preliminary purchase price was allocated as follows (in thousands):

Goodwill	$174,307
Identifiable intangible assets	98,200
Net assets acquired	97,765
Net deferred tax liabilities	(27,584)

Total preliminary purchase price	$342,688

     The preliminary allocation of the purchase price was based upon a preliminary valuation by a third-party, as described below. Our estimates and assumptions are subject to change upon the finalization of the valuation.
     Net tangible assets were valued at their respective carrying amounts, except accounts receivable, deferred costs, equipment, software, and leasehold improvements, deferred revenue, and deferred tax assets and liabilities, as we believe that these amounts approximate their current fair values.
     The preliminary fair value of accounts receivable was determined to be higher than WiderThan’s carrying value as WiderThan has receivables from certain customers where the services have already been delivered and no receivable had been recorded due to extended payment terms or application of revenue recognition criteria. The decrease in revenue, due to increase in fair value, is reflected in the unaudited pro forma condensed combined statements of operations.
     Deferred costs were written off as the preliminary fair value of these costs was determined to be zero due to the lack, on the part of RealNetworks, of any remaining obligation to earn associated revenues. The expensing of the deferred costs, due to the write-down, is reflected in the unaudited pro forma condensed combined statements of operations.
     Equipment, software, and leasehold improvements were recorded at current estimated fair values based on a third-party valuation. The increase in depreciation related to the increase in fair value is reflected in the unaudited pro forma condensed combined statements of operations.
     Identifiable intangible assets acquired consist of: customer contracts and related relationships; developed technology; trademarks and tradenames. The increase in amortization expense related to the acquired identifiable intangible assets is reflected in the unaudited pro forma condensed combined statements of operations.
     Developed technology is comprised of products that have reached technological feasibility and includes products in most of WiderThan’s service offerings. Customer contracts and related relationships represent the underlying relationships and agreements with customers of WiderThan.
     Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired.
     Deferred revenue was reduced in the pro forma condensed combined balance sheet to adjust deferred revenue to an amount equivalent to the estimated cost to complete plus an appropriate profit margin to perform the services related to WiderThan’s service contracts. The decrease in revenue, due to decrease in fair value, is reflected in the unaudited pro forma condensed combined statements of operations.
     Net deferred tax liabilities include tax effects of fair value adjustments related to accounts receivable, equipment, software, and leasehold improvements, identifiable intangible assets, accrued expenses, difference in tax basis of a subsidiary of WiderThan, and reversal of valuation allowance on tax assets. Currently, we are in the process of determining the final structure of WiderThan Americas as a direct subsidiary of WiderThan Co., Ltd. or a direct subsidiary of RealNetworks, Inc.

REALNETWORKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
We are also evaluating a formal policy to permanently reinvest with regards to WiderThan and its subsidiaries. A change in the structure and intent can affect net deferred tax liabilities and goodwill.
     We expect to convert WiderThan’s unvested stock options into cash rights that will have a value equal to the difference between the WiderThan option exercise price and $17.05. The cash rights relating to the unvested stock options will be earned by employees over the remaining vesting period of the original option term. As a result, we expect to record compensation expense of $3.2 million during the period November 2006 to March 2010. Expected expense related to cash rights during the nine months ended September 30, 2006 and year ended December 31, 2005 is reflected in the unaudited pro forma condensed combined statements of operations.
Note 3. Pro Forma Adjustments
     The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of September 30, 2006 and statements of operations for the nine months ended September 30, 2006 and year ended December 31, 2005:
A.	To record the following adjustments to cash and cash equivalents (in thousands):

To record cash paid for WiderThan common stock	$336,652
Direct acquisition costs paid as of September 30, 2006	235

Total adjustment to cash and cash equivalents	$336.887

B.	To record the difference between the preliminary fair value and the historical amount of WiderThan’s accounts receivable, deferred revenue, deferred costs, and the resulting decrease in revenue and cost of revenue, based on the estimated average contractual life of the underlying contracts (in thousands):

				Decrease in Revenue	Decrease in
	Historical			for the Nine Months	Revenue for the
	Amount,	Preliminary	Increase	Ended	Year Ended
	Net	Fair Value	(Decrease)	September 30, 2006	December 31, 2005
Accounts receivable	$31,347	$35,634	$4,287	$(1,072)	$(1,429)

Deferred revenue	$4,973	$68	$(4,905)	(1,226)	(1,635)

Total decrease in revenue				$(2,298)	$(3,064)

				Decrease in Cost of
				Service Revenue for	Decrease in Cost of
	Historical			the Nine Months	Service Revenue
	Amount,	Preliminary		Ended	for the Year Ended
	Net	Fair Value	Decrease	September 30, 2006	December 31, 2005
Deferred costs, short-term	$4,798	$—	$(4,798)
Deferred costs, long-term(1)	5,692	—	(5,692)

Total deferred costs	$10,490	$—	$(10,490)	$(2,623)	$(3,497)

(1)	Deferred costs, long-term are included in other assets in the unaudited pro forma condensed combined balance sheet.

REALNETWORKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
C.	To record the difference between the preliminary fair value and the historical amount of WiderThan’s equipment, software, and leasehold improvements and the difference in depreciation of the preliminary fair value and the historical amount (dollars in thousands):

						Remaining
	Historical					Estimated
	Amount,	Preliminary		Nine Month	Annual	Average
	Net	Fair Value	Increase	Depreciation	Depreciation	Useful Life
Equipment and software	$11,587	$11,726	$139	$3,681	$3,738	26 months
Leasehold improvements	277	451	174	221	280	26 months

Total equipment, software, and leasehold improvements	$11,864	$12,177	$313	3,902	4,018

WiderThan’s historical depreciation				3,794	3,874

Increase in depreciation				$108	$144

D.	To record the difference between the preliminary fair value and the historical amount of identifiable intangible assets and the difference in amortization of the preliminary fair value and the historical amount (dollars in thousands):

	Historical					Estimated
	Amount,	Preliminary		Nine Month	Annual	Useful
	Net	Fair Value	Increase	Amortization	Amortization	Life
Customer relationships	$1,896	$67,000	$65,104	$7,178	$9,572	7 years
Developed technology	199	24,000	23,801	4,500	6,000	4 years
Trademarks and tradenames	33	3,800	3,767	950	1,267	3 years
Service contracts	—	3,400	3,400	850	1,133	3 years

Total identifiable intangible assets	$2,128	$98,200	$96,072	13,478	17,972

WiderThan’s historical amortization				288	404

Increase in amortization				$13,190	$17,568

E.	To eliminate WiderThan’s historical goodwill and to record the preliminary fair value of goodwill (in thousands):

	Historical	Preliminary
	Amount, Net	Fair Value	Increase
Goodwill	$19,936	$174,307	$154,371
F.	To record the following liabilities (in thousands):

Accrue WiderThan’s transaction related costs	$16,165
RealNetworks’ unpaid direct acquisition costs	5,801
Cash payable for vested unexercised WiderThan options and other expenses	668

Total adjustment to accrued and other liabilities	$22,634

REALNETWORKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
G.	To record preliminary adjustments to deferred tax assets and deferred tax liabilities, based on our statutory tax rate, related to identifiable intangible assets, difference in tax basis of a subsidiary of WiderThan, accounts receivable, equipment, software, and leasehold improvements, reversal of valuation allowance, and accrued expenses (dollars in thousands).

	Preliminary		Deferred Tax
	Fair Value	Statutory	Assets
	Adjustment	Tax Rate	(Liabilities)
Increase in identifiable intangible assets	$96,072	27.8%	$(26,707)
Difference in tax basis of a subsidiary of WiderThan	6,354	27.8%	(1,766)
Increase in accounts receivable	4,287	27.8%	(1,192)
Increase in equipment, software, and leasehold improvements	313	27.8%	(87)

Total deferred tax liabilities			(29,752)

Reversal of valuation allowance	7,128	27.8%	1,982
Increase in accrued expenses	668	27.8%	186

Total deferred tax assets			2,168

Net deferred tax liabilities			$(27,584)

     Currently, we are in the process of determining the final structure of WiderThan Americas as a direct subsidiary of WiderThan Co., Ltd. or a direct subsidiary of RealNetworks, Inc. We are also evaluating a formal policy to permanently reinvest with regards to WiderThan and its subsidiaries. A change in the structure and intent can affect deferred tax liabilities and goodwill.
H.	To record the following adjustments to stockholders’ equity (in thousands):

To eliminate WiderThan’s historical common stock	$8,871
To eliminate WiderThan’s historical additional paid-in-capital	89,899
To eliminate WiderThan’s historical accumulated other comprehensive income	14,712
To eliminate WiderThan’s historical retained earnings	24,165

Total adjustment to stockholders’ equity	$137,647

I.	Subsequent to the acquisition of WiderThan, we granted stock options to the employees of WiderThan. The pro forma statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been prepared as if these stock options had been granted on January 1, 2005. The following summarizes the impact on the unaudited condensed combined statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2006	December 31, 2005
Cost of revenue	$1,098	$1,622
Research and development	305	451
Sales and marketing	249	368
General and administrative	356	524

Total stock-based compensation expense	$2,008	$2,965

REALNETWORKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
J.	We expect to convert WiderThan’s unvested stock options into cash rights that will have a value equal to the difference between the WiderThan option exercise price and $17.05. The cash rights relating to the unvested stock options will be earned by employees over the remaining vesting period of the original option term. The pro forma statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 have been prepared as if these cash rights had been converted on January 1, 2005. The following summarizes the impact on the unaudited condensed combined statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 (in thousands):

	Nine Months Ended	Year Ended
	September 30, 2006	December 31, 2005
Cost of revenue	$80	$742
Research and development	22	206
Sales and marketing	18	168
General and administrative	27	240

Total stock-based compensation expense	$147	$1,356

K.	The following summarizes the impact of the balance sheet preliminary purchase price adjustments on the unaudited condensed combined statement of operations for the nine months ended September 30, 2006 (in thousands):

			Cost of
			Service	Research and	Sales And	General and
	Note	Total	Revenue	Development	Marketing	Administrative
Decrease in fair value of deferred costs	B	$(2,623)	$(2,623)	$—	$—	$—
Increase in fair value of equipment, software, and leasehold improvements	C	108	74	5	2	27
Increase in fair value of identifiable intangible assets	D	13,190	5,300	—	7,890	—
Reduction of WiderThan’s acquisition related costs(1)		(5,226)	—	—	—	(5,226)
Decrease in stock-based compensation for WiderThan stock options(2)		(2,179)	(1,192)	(331)	(270)	(386)
Increase in stock-based compensation for new stock option grants	I	2,008	1,098	305	249	356
Conversion of unvested WiderThan stock options to cash rights	J	147	80	22	18	27

Net increase (decrease) in expenses		$5,425	$2,737	$1	$7,889	$(5,202)

(1)	To reduce WiderThan’s general and administrative expenses by direct acquisition costs that were expensed during the nine months ended September 30, 2006.

(2)	Represents amount of stock-based compensation expense recorded by WiderThan during the nine months ended September 30, 2006, as such expense would not have been incurred had the acquisition occurred on January 1, 2005.

REALNETWORKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)
L.	The following summarizes the impact of the balance sheet preliminary purchase price adjustments on the unaudited condensed combined statement of operations for the year ended December 31, 2005 (in thousands):

			Cost of
			Service	Research and	Sales And	General and
	Note	Total	Revenue	Development	Marketing	Administrative
Decrease in fair value of deferred costs	B	$(3,497)	$(3,497)	$—	$—	$—
Increase in fair value of equipment, software, and leasehold improvements	C	144	100	7	2	35
Increase in fair value of identifiable intangible assets	D	17,568	7,068	—	10,500	—
Decrease in stock-based compensation for WiderThan stock options(1)		(3,363)	(1,840)	(511)	(417)	(595)
Increase in stock-based compensation for new stock option grants	I	2,965	1,622	451	368	524
Conversion of unvested WiderThan stock options to cash rights	J	1,356	742	206	168	240

Net increase (decrease) in expenses		$15,173	$4,195	$153	$10,621	$204

(1)	Represents amount of stock-based compensation expense recorded by WiderThan during the year ended December 31, 2005, as such expense would not have been incurred had the acquisition occurred on January 1, 2005.
M.	To record reduction of interest income due to reduction in cash and cash equivalents for payment of purchase price, based on our average actual yield earned during the respective periods.

N.	To record income tax impact on pro forma adjustments at our statutory tax rate of 27.8%. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had RealNetworks and WiderThan filed consolidated income tax returns during the periods presented (dollars in thousands).

	Nine Months Ended	Year Ended
	September 30, 2006	December 31, 2005
Pro forma adjustments before income taxes	$(19,374)	$(26,804)
Statutory tax rate	27.8%	27.8%

Pro forma income tax adjustment	$5,386	$7,452

O.	To reverse accretion of preferred shares and amounts allocated to participating preferred shareholders as all preferred shares are assumed to be liquidated and converted to common stock prior to the acquisition.